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                                                                    EXHIBIT 23.1

To the Board of Directors and Stockholders
Adexa, Inc.:

    We consent to the use in this Registration Statement of Adexa, Inc. on Form S-1 of our report dated August 24, 2000, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

    Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Adexa, Inc., listed in
Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based upon our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte and Touche, LLP

Los Angeles, California
August 25, 2000